Exhibit 99.1


   Golden West Reports 16% Earnings Increase for the Third Quarter


    OAKLAND, Calif.--(BUSINESS WIRE)--Oct. 20, 2005--Golden West Financial Corporation (NYSE:GDW), parent of World Savings Bank, announced record diluted earnings per share of $1.22 in the third quarter, up 16% from the $1.05 reported during the same period in 2004. Per share profits for the first nine months of 2005 reached $3.50, a 15% increase from the $3.04 posted in the first three quarters of 2004.
    Opening his remarks on Golden West's results, Herbert Sandler, Chairman of the Board and Chief Executive Officer, stated, "The key driver behind the growth of the Company's profits continues to be our ability to expand our mortgage portfolio, which is our primary earning asset." In the third quarter, Golden West's loans receivable balance increased by $3.8 billion. Reflecting on the past three months' activity, Sandler noted, "Our lending team originated $13.8 billion of mortgages, just a bit below the all-time high of $14.1 billion set in the same period last year." For the first nine months of 2005, loan volume totaled $38.4 billion, up 7% from the $35.9 billion recorded in 2004.
    Adding to his explanation, Sandler observed, "As usual, the popularity of our main product, the adjustable rate mortgage, or ARM, is influenced by what's happening with fixed-rate mortgages, or FRMs, the customers' other alternative. Favorable long-term rates kept interest on FRMs near historic lows the past three months, providing an attractive option to borrowers. Despite stiff competition, our lending team had a successful quarter, with no material drop off from last year's record ARM production."
    Continuing, Sandler remarked, "On the one hand originations were strong in the third quarter, on the other hand repayment activity remained high, stimulated by low mortgage rates, strong home sales and a desire on the part of many borrowers to turn the equity in their homes into cash. But in the end, the new loans we added exceeded payoffs and amortization, leading to annualized growth of the Company's loan portfolio of 13%."
    Expanding his earnings explanation, Sandler pointed out, "Another key factor that influences Golden West's profits is the Company's primary spread, which is the difference between what we earn on loans and investments and what we pay for savings and borrowings." In the third quarter of 2005, Golden West's spread averaged 2.37%, down from 2.70% in the same period one year earlier. Explaining the decline, Sandler said, "Since June 2004, the Federal Reserve's Open Market Committee has raised the Federal Funds rate, which influences short-term yields, from 1.00% to 3.75%. Our spread normally contracts when short-term rates rise, because the yield we earn on our loan portfolio responds to interest rate movements a bit slower than the cost of our deposits and borrowings."
    Covering another earnings related topic, Sandler commented on the Company's general and administrative (G&A) expenses, noting, "Controlling spending is an important element of our business model, because we want to ensure as much of our income as possible flows through to the bottom line and is not eaten up by costs. We assess the success of this strategy using the G&A ratio, which measures the amount of money it takes to manage the Company's assets." Golden West's ratio of G&A to average assets for the three months ended September 30, 2005 improved to .80% from .87% in the same period one year earlier. Sandler added, "While average assets were up 23% from the third quarter of last year, expenditures grew only 13% during the same time frame, leading to a significant decline in our expense ratio."
    Moving to a discussion of another performance measure, Sandler explained, "One way we evaluate the quality of the loans we make is the ratio of nonperforming assets, often called NPAs, to total assets. The Company's careful lending practices, combined with a strong real estate market, have helped keep our NPA levels at historic lows." At September 30, 2005, Golden West's ratio was just .28%, down from a modest .35% one year earlier.
    In other third quarter news, the Company reported that it purchased 425,000 shares of Golden West stock, the first such activity since 2003. The program continued into the fourth quarter, and as of October 19, 2005, a total of 985,000 shares had been repurchased, with
17.7 million shares still available to be acquired under current Board authorizations.
    Concluding with a discussion of Golden West's fund-raising activity in the third quarter, Sandler commented, "The Company uses both retail deposits and borrowings from Federal Home Loan Banks and the capital markets to support our loan portfolio growth. As competition for savings heated up this past quarter, we did not aggressively pursue new deposits. We chose instead to borrow, which was the more cost effective alternative." As a result of this funding strategy, Golden West experienced a $797 million decline in retail savings in the third quarter, compared with a $3.1 billion increase in the same period one year earlier. However, in the first nine months of 2005, deposits grew $5.5 billion, an 11% increase from $4.9 billion recorded in the first three quarters of the prior year. Sandler added, "Borrowing is always an option for us because our credit ratings, which are the highest for any savings institution, allow us to raise money at favorable rates." Golden West's primary operating subsidiary, World Savings Bank, is rated Aa3 and AA- by Moody's Investors Services and Standard and Poor's, respectively, two of the leading credit rating agencies.
    Headquartered in Oakland, California, Golden West is one of the nation's largest financial institutions with assets over $120 billion as of September 30, 2005. The Company has one of the most extensive thrift branch systems in the country, with 282 savings branches in 10 states and lending operations in 38 states. Golden West's stock is listed on the New York Stock and Pacific Exchanges under the ticker symbol GDW. Options on the Company's stock are traded on the Chicago Board Options Exchange and the Pacific Exchange.
    Golden West investor information is available at www.gdw.com. Information about the Company's home loans and savings and checking accounts can be found at www.worldsavings.com and about its proprietary no-load mutual funds and annuities at www.atlasfunds.com.

    Information in this Press Release may contain various forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include projections, statements of the plans and objectives of management for future operations, statements of future economic performance, assumptions underlying these statements and other statements that are not statements of historical facts. Forward-looking statements are subject to significant business, economic and competitive risks, uncertainties and contingencies, many of which are beyond Golden West's control. Should one or more of these risks, uncertainties or contingencies materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated. Among the key risk factors that may have a direct bearing on Golden West's results of operations and financial condition are competitive practices in the financial services industries; operational and systems risks; general economic and capital market conditions, including fluctuations in interest rates; economic conditions in certain geographic areas; and the impact of current and future laws, governmental regulations, and accounting and other rulings and guidelines affecting the financial services industry in general and Golden West's operations in particular. In addition, actual results may differ materially from the results discussed in any forward-looking statements.

    Financial Information Attached


          GOLDEN WEST FINANCIAL CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENT OF NET EARNINGS
                       AND OTHER FINANCIAL DATA
                              (Unaudited)
            (Dollars in thousands except per share figures)



                      Three Months Ended         Nine Months Ended
                         September 30              September 30
                   ------------------------- -------------------------
                      2005         2004         2005         2004
                   ------------ ------------ ------------ ------------
Interest Income
  Interest on
   loans            $1,575,068   $1,025,021   $4,246,023   $2,835,482
  Interest on
   mortgage-backed
   securities
   (MBS)                22,448       28,843       71,022      104,578
  Interest and
   dividends on
   investments          34,250       19,066       90,408       50,359
                   ------------ ------------ ------------ ------------
                     1,631,766    1,072,930    4,407,453    2,990,419
Interest Expense
  Interest on
   deposits            421,513      243,669    1,084,860      679,023
  Interest
   on advances         328,755      123,565      825,934      279,547
  Interest on
   repurchase
   agreements           43,747       13,767      102,701       29,407
  Interest
   on other
   borrowings           89,923       26,800      222,001       75,373
                   ------------ ------------ ------------ ------------
                       883,938      407,801    2,235,496    1,063,350
                   ------------ ------------ ------------ ------------
Net Interest
 Income                747,828      665,129    2,171,957    1,927,069
Provision for loan
 losses                  2,810          197        5,501          830
                   ------------ ------------ ------------ ------------
Net Interest
  Income after
  Provision for
  Loan Losses          745,018      664,932    2,166,456    1,926,239
Noninterest Income
  Fees                 106,748       53,292      260,865      150,601
  Gain on the
   sale of
   securities,
   MBS and
   loans                 3,089        1,901        6,694       11,154
  Other                 19,597       16,412       56,573       50,804
                   ------------ ------------ ------------ ------------
                       129,434       71,605      324,132      212,559
Noninterest
 Expense
  General and
   administrative:
     Personnel         163,189      135,808      474,811      404,111
     Occupancy          23,730       21,640       68,523       62,778
     Technology
      and
      telecommuni-
      cations           23,228       18,768       67,902       59,070
     Deposit
      insurance          1,857        1,743        5,581        5,303
     Advertising         4,361        7,979       18,946       18,458
     Other              21,017       24,522       64,432       67,787
                   ------------ ------------ ------------ ------------
                       237,382      210,460      700,195      617,507

Earnings before
 Taxes on Income       637,070      526,077    1,790,393    1,521,291
Taxes on Income        254,830      201,299      699,474      580,071
                   ------------ ------------ ------------ ------------
Net Earnings          $382,240     $324,778   $1,090,919     $941,220
                   ============ ============ ============ ============

Basic Earnings
 Per Share               $1.24        $1.06        $3.55        $3.08
                   ============ ============ ============ ============
Diluted Earnings
 Per Share               $1.22        $1.05        $3.50        $3.04
                   ============ ============ ============ ============

Average common
 shares
 outstanding       307,889,162  305,706,406  307,400,749  305,187,814
Average diluted
 common shares
 outstanding       312,174,156  310,573,378  311,950,220  310,034,404

Ratios: (a)
  Net earnings /
   average
   stockholders'
   equity
   (ROE)                 18.85%       19.31%       18.74%       19.57%
  Net earnings /
   average assets
   (ROA)                  1.28%        1.34%        1.27%        1.39%
  Net interest
   margin (b)             2.54%        2.78%        2.56%        2.88%
  General and
   administrative
   expense /
   average assets          .80%         .87%         .81%         .91%
  Efficiency ratio(c)    27.06%       28.57%       28.05%       28.86%


(a) Ratios are annualized by multiplying the quarterly computation by four and the nine month computations by one and one-third. Averages are computed by adding the beginning balances and each monthend balance during the quarter and nine month period and dividing by four and ten, respectively.
(b) Net interest margin is net interest income divided by average earning assets.
(c) Efficiency ratio is general and administrative expense divided by the sum of net interest income and noninterest income.




          GOLDEN WEST FINANCIAL CORPORATION AND SUBSIDIARIES
             CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
                       AND OTHER FINANCIAL DATA
                              (Unaudited)
            (Dollars in thousands except per share figures)



                                Sep. 30       Jun. 30       Mar. 31
                                 2005          2005          2005
                             ------------- ------------- -------------
ASSETS
  Cash                           $326,443      $301,269      $311,607
  Securities available for
   sale at fair value           1,577,060     1,682,550     2,053,996

  Purchased MBS available
   for sale at fair value          12,634        13,665        13,548
  Purchased MBS held to
   maturity at cost               318,257       338,659       357,843
  MBS with recourse held to
   maturity at cost             1,253,710     1,346,080     1,440,341
  Loans held for sale             127,553        48,636        40,988
  Loans held in portfolio
   less allowance for loan
   losses                     114,801,293   110,999,190   105,641,104
                             ------------- ------------- -------------
     Total Loans Receivable
      and MBS                 116,513,447   112,746,230   107,493,824

  Interest earned but
   uncollected                    361,595       319,264       298,693
  Investment in capital
   stock of Federal Home
   Loan Banks (FHLBs) at
   cost                         1,797,533     1,688,661     1,662,312
  Foreclosed real estate            8,828         8,769        10,840
  Premises and equipment,
   net                            401,713       403,121       398,181
  Other assets                    294,787       335,814       358,396
                             ------------- ------------- -------------
      Total Assets           $121,281,406  $117,485,678  $112,587,849
                             ============= ============= =============

LIABILITIES and
STOCKHOLDERS' EQUITY
  Deposits                    $58,429,315   $59,226,140   $55,593,265
  Advances from FHLBs          38,896,681    35,755,870    35,511,757
  Securities sold under
   agreements to repurchase     5,150,000     4,450,000     4,050,000
  Bank notes                    2,488,983     2,232,955     2,485,936
  Senior debt                   6,705,316     6,736,979     5,955,989
  Taxes on income                 560,182       594,348       730,094
  Other liabilities               780,460       552,943       681,310
  Stockholders' equity          8,270,469     7,936,443     7,579,498
                             ------------- ------------- -------------
      Total Liabilities and
       Stockholders' Equity  $121,281,406  $117,485,678  $112,587,849
                             ============= ============= =============

Total deferred interest in
 loans receivable and MBS        $279,388      $160,201       $90,172
Total deferred interest as a
 percentage of loans
 receivable and MBS                   .24%          .14%          .08%

Capitalized mortgage
 servicing rights                 $40,684       $43,835       $48,208

Stockholders' equity / total
 assets                              6.82%         6.76%         6.73%

Book value per common share        $26.89        $25.79        $24.68
Common shares outstanding     307,583,276   307,760,826   307,126,766


                                              Dec. 31       Sep. 30
                                               2004          2004
                                           ------------- -------------
ASSETS
  Cash                                         $292,421      $283,776
  Securities available for sale at fair
   value                                      1,374,385       919,647

  Purchased MBS available for sale at fair
   value                                         14,438        15,915
  Purchased MBS held to maturity at cost        375,632       395,887
  MBS with recourse held to maturity at
   cost                                       1,719,982     1,889,322
  Loans held for sale                            52,325        55,899
  Loans held in portfolio less allowance
   for loan losses                          100,506,854    94,259,118
                                           ------------- -------------
     Total Loans Receivable and MBS         102,669,231    96,616,141

  Interest earned but uncollected               248,073       233,257
  Investment in capital stock of Federal
   Home Loan Banks (FHLBs) at cost            1,563,276     1,484,560
  Foreclosed real estate                         11,461         8,815
  Premises and equipment, net                   391,523       378,769
  Other assets                                  338,171       322,662
                                           ------------- -------------
      Total Assets                         $106,888,541  $100,247,627
                                           ============= =============

LIABILITIES and
STOCKHOLDERS' EQUITY
  Deposits                                  $52,965,311   $51,666,515
  Advances from FHLBs                        33,781,895    32,017,135
  Securities sold under agreements to
   repurchase                                 3,900,000     3,650,179
  Bank notes                                  2,709,895       869,154
  Senior debt                                 5,291,840     3,997,707
  Taxes on income                               561,772       611,997
  Other liabilities                             402,952       544,153
  Stockholders' equity                        7,274,876     6,890,787
                                           ------------- -------------
      Total Liabilities and Stockholders'
       Equity                              $106,888,541  $100,247,627
                                           ============= =============

Total deferred interest in loans
 receivable and MBS                             $54,616       $36,042
Total deferred interest as a percentage of
  loans receivable and MBS                          .05%          .04%

Capitalized mortgage servicing rights           $53,234       $63,763

Stockholders' equity / total assets                6.81%         6.87%

Book value per common share                      $23.73        $22.51
Common shares outstanding                   306,524,716   306,102,778




          GOLDEN WEST FINANCIAL CORPORATION AND SUBSIDIARIES
                    QUARTERLY FINANCIAL HIGHLIGHTS
                              (Unaudited)
            (Dollars in thousands except per share figures)



                                        For the Quarter Ended
                               ---------------------------------------
                                  Sep. 30      Jun. 30      Mar. 31
                                   2005         2005         2005
                               ------------- ------------ ------------
AVERAGE BALANCES  (a)
  Cash and investments           $1,781,055   $2,085,597   $2,074,816
  Loans receivable and MBS      114,661,554  110,124,924  105,079,482
  Investment in capital stock
   of FHLBs                       1,725,611    1,676,949    1,622,540
  Deposits                       58,912,429   57,300,656   54,116,414
  Advances from FHLBs            36,894,412   35,696,338   34,986,559
  Securities sold under
   agreements to repurchase       4,812,500    4,325,000    3,937,500
  Other borrowings                9,118,909    8,579,755    8,132,422
  Stockholders' equity            8,109,144    7,756,555    7,419,240

Total Average Assets            119,237,057  114,951,805  109,807,456
Average Earning Assets          117,875,145  113,599,941  108,489,822
Average Interest-Bearing
 Liabilities                    109,738,250  105,901,749  101,172,895

OPERATING RESULTS
  Net interest income              $747,828     $719,565     $704,564
  Provision for loan losses           2,810        1,807          884
  Noninterest income                129,434      112,085       82,613
  Noninterest expense               237,382      238,574      224,239
                               ------------- ------------ ------------
  Earnings before taxes on
   income                           637,070      591,269      562,054
  Taxes on income (b)               254,830      230,840      213,804
                               ------------- ------------ ------------
  Net earnings                     $382,240     $360,429     $348,250
                               ============= ============ ============

  Basic EPS                           $1.24        $1.17        $1.13
  Diluted EPS                         $1.22        $1.16        $1.12

Average common shares
 outstanding                    307,889,162  307,440,730  306,861,057
Average diluted common shares
 outstanding                    312,174,156  311,770,849  311,539,734

Ratios: (c)
  Net earnings / average
   stockholders' equity (ROE)         18.85%       18.59%       18.78%
  Net earnings / average
   assets (ROA)                        1.28%        1.25%        1.27%
  Net interest margin                  2.54%        2.53%        2.60%
  General and administrative
   expense / average assets             .80%         .83%         .82%
  Efficiency ratio                    27.06%       28.69%       28.49%

SPREAD DATA
  Yield on loan portfolio              5.72%        5.40%        5.06%
  Yield on interest-earning
   investments                         3.93%        3.41%        2.90%
                               ------------- ------------ ------------
   Yield on interest-earning
    assets                             5.70%        5.38%        5.02%
                               ------------- ------------ ------------

  Cost of deposits                     2.97%        2.70%        2.39%
  Cost of borrowings                   3.82%        3.34%        2.89%
                               ------------- ------------ ------------
   Cost of funds                       3.38%        2.99%        2.62%
                               ------------- ------------ ------------

     Primary Spread at quarter
      end                              2.32%        2.39%        2.40%
                               ============= ============ ============

  Average Primary Spread for
   the quarter                         2.37%        2.39%        2.46%




                                               For the Quarter Ended
                                             -------------------------
                                               Dec. 31      Sep. 30
                                                2004         2004
                                             ------------ ------------
AVERAGE BALANCES  (a)
  Cash and investments                        $1,442,083   $1,680,206
  Loans receivable and MBS                    99,698,762   92,976,928
  Investment in capital stock of FHLBs         1,521,608    1,413,980
  Deposits                                    52,317,613   50,229,774
  Advances from FHLBs                         32,754,803   30,684,256
  Securities sold under agreements to
   repurchase                                  3,900,045    3,590,338
  Other borrowings                             6,373,852    4,604,075
  Stockholders' equity                         7,073,030    6,729,240

Total Average Assets                         103,634,158   96,997,990
Average Earning Assets                       102,371,618   95,778,195
Average Interest-Bearing Liabilities          95,346,313   89,108,443

OPERATING RESULTS
  Net interest income                           $691,536     $665,129
  Provision for loan losses                        2,571          197
  Noninterest income                              81,364       71,605
  Noninterest expense                            222,619      210,460
                                             ------------ ------------
  Earnings before taxes on income                547,710      526,077
  Taxes on income (b)                            209,209      201,299
                                             ------------ ------------
  Net earnings                                  $338,501     $324,778
                                             ============ ============

  Basic EPS                                        $1.11        $1.06
  Diluted EPS                                      $1.09        $1.05

Average common shares outstanding            306,312,759  305,706,406
Average diluted common shares outstanding    311,179,468  310,573,378

Ratios: (c)
  Net earnings / average stockholders'
   equity (ROE)                                    19.14%       19.31%
  Net earnings / average assets (ROA)               1.31%        1.34%
  Net interest margin                               2.70%        2.78%
  General and administrative expense /
   average assets                                    .86%         .87%
  Efficiency ratio                                 28.80%       28.57%

SPREAD DATA
  Yield on loan portfolio                           4.75%        4.59%
  Yield on interest-earning investments             2.08%        1.90%
                                             ------------ ------------
   Yield on interest-earning assets                 4.73%        4.57%
                                             ------------ ------------

  Cost of deposits                                  2.08%        1.97%
  Cost of borrowings                                2.38%        1.87%
                                             ------------ ------------
   Cost of funds                                    2.22%        1.93%
                                             ------------ ------------

     Primary Spread at quarter end                  2.51%        2.64%
                                             ============ ============

  Average Primary Spread for the quarter            2.60%        2.70%


(a) Averages are computed by adding the beginning balance and each monthend balance during the quarter and dividing by four.
(b) From quarter to quarter, the effective tax rate may fluctuate due to changes in the volume of business activity in the various states where we operate.
(c) Ratios are annualized by multiplying the quarterly computation by four. Averages are computed by adding the beginning balance and each monthend balance during the quarter and dividing by four.


          GOLDEN WEST FINANCIAL CORPORATION AND SUBSIDIARIES
                    QUARTERLY FINANCIAL HIGHLIGHTS
                              (Unaudited)
            (Dollars in thousands except per share figures)



                                        For the Quarter Ended
                                --------------------------------------
                                  Sep. 30      Jun. 30      Mar. 31
                                   2005         2005         2005
                                ------------ ------------ ------------
LOAN ACTIVITY
  New real estate loans
   originated                   $13,768,941  $13,452,983  $11,174,737
  New adjustable rate mortgages
   as a percentage of
   new real estate loans
   originated                            99%          99%          99%
  New refinanced mortgages as a
   percentage of
   new real estate loans
   originated                            76%          75%          78%

  Loan and MBS repayments        $9,557,669   $8,207,391   $6,314,104
  Loan and MBS repayment rate(a)      34.14%       30.74%       24.75%

  Net increase in loan
   portfolio                     $3,767,217   $5,252,406   $4,824,593
  Growth rate of the loan
   portfolio (b)                      13.37%       19.54%       18.80%

  Loan sales                       $225,897      $98,006      $91,114

  Loans serviced for others      $4,029,073   $4,105,410   $4,315,925

  Nonperforming assets
     Loans and MBS 90 days or
      more past due                $335,376     $322,173     $342,394
     Foreclosed real estate           8,828        8,769       10,840
                                ------------ ------------ ------------
          Total nonperforming
           assets                  $344,204     $330,942     $353,234
                                ============ ============ ============

  Ratio of nonperforming assets
   (NPAs) to total assets               .28%         .28%         .31%
  Ratio of troubled debt
   restructured (TDRs) to total
   assets                               .00%         .00%         .00%
  Ratio of NPAs and TDRs to
   total assets                         .28%         .28%         .32%

  Loan loss reserve                $293,375     $291,687     $290,192
  Net loan chargeoffs                $1,122         $312         $802
  Net chargeoffs/average loans(c)       .00%         .00%         .00%

DEPOSIT ACTIVITY
  Deposit increase (decrease)     $(796,825)  $3,632,875   $2,627,954

STOCK REPURCHASE ACTIVITY
  Number of shares repurchased
   and retired                      425,000            0            0
  Cost of shares repurchased        $25,156           $0           $0
  Remaining number of shares
   authorized for repurchase     18,231,358   18,656,358   18,656,358




                                               For the Quarter Ended
                                             -------------------------
                                               Dec. 31      Sep. 30
                                                2004         2004
                                             ------------ ------------
LOAN ACTIVITY
  New real estate loans originated           $13,083,888  $14,071,739
  New adjustable rate mortgages as a
   percentage of new real estate loans
   originated                                         99%          99%
  New refinanced mortgages as a percentage
   of new real estate loans originated                75%          69%

  Loan and MBS repayments                     $6,665,374   $6,319,795
  Loan and MBS repayment rate (a)                  27.75%       28.51%

  Net increase in loan portfolio              $6,053,090   $7,522,608
  Growth rate of the loan portfolio (b)            25.06%       33.77%

  Loan sales                                     $97,096      $99,405

  Loans serviced for others                   $4,537,024   $4,812,072

  Nonperforming assets
     Loans and MBS 90 days or more past due     $332,329     $346,585
     Foreclosed real estate                       11,461        8,815
                                             ------------ ------------
          Total nonperforming assets            $343,790     $355,400
                                             ============ ============

  Ratio of nonperforming assets (NPAs) to
   total assets                                      .32%         .35%
  Ratio of troubled debt restructured (TDRs)
   to total assets                                   .00%         .00%
  Ratio of NPAs and TDRs to total assets             .33%         .36%

  Loan loss reserve                             $290,110     $290,079
  Net loan chargeoffs                             $2,540         $114
  Net chargeoffs/average loans (c)                   .01%         .00%

DEPOSIT ACTIVITY
  Deposit increase (decrease)                 $1,298,796   $3,055,162

STOCK REPURCHASE ACTIVITY
  Number of shares repurchased and retired             0            0
  Cost of shares repurchased                          $0           $0
  Remaining number of shares authorized for
   repurchase                                 18,656,358   18,656,358




(a) The loan and MBS repayment rate is the quarterly repayments annualized as a percentage of the prior quarter's ending loan and MBS balance.
(b) The growth rate of the loan portfolio is the quarterly growth annualized as a percentage of the prior quarter's ending loan portfolio.
(c) Includes loans that were securitized and retained as MBS with recourse held to maturity.


    CONTACT: Golden West Financial Corporation
             William C. Nunan, 510-446-3614